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                                                                     EXHIBIT 5.1

                    NELSON MULLINS RILEY & SCARBOROUGH LOGO

                                                                    June 4, 2001

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

Re: Registration Statement on Form S-3 filed on June 4, 2001, with respect to
    $250,000,000 Aggregate Principal Amount of Securities

Gentlemen:

     We have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Company") in connection with the registration by the Company of $250,000,000 aggregate principal amount of the following securities:
(1) one or more series of its debt securities (the "Debt Securities") or (2) shares of its Common Stock (the "Common Stock"). All capitalized terms which are not defined here shall have the meanings assigned to them in the Registration Statement on Form S-3 (as amended, the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission ("SEC") by the Company pursuant to the Securities Act of 1933, as amended (the "Act"). The Debt Securities are to be issued in one or more series in amounts, at prices and on terms to be determined when an agreement to sell is made or at the time of sale, as the case may be, and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1) The Articles of Incorporation of the Company, as amended to date;

          (2) The By-Laws of the Company, as amended to date;

          (3) The Indenture filed as an exhibit to the Registration Statement (as amended or supplemented in accordance with the terms hereof, the "Indenture");

          (4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and
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Piedmont Natural Gas Company, Inc.
June 4, 2001
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          (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

          1. When (a) the Debt Securities shall have been authorized, executed and authenticated in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, duly executed and delivered, and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

          2. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     This opinion is limited to the present laws of the State of North Carolina, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                      Very truly yours,

                                      Nelson Mullins Riley & Scarborough, LLP

                                      /s/ Jerry W. Amos